As filed with the Securities and Exchange Commission on September 12, 2005
Registration No. 333-
SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
THE PHOENIX COMPANIES, INC.
(Exact name of registrant as specified in its charter)

Delaware	06-1599088
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

One American Row Hartford, Connecticut 06102
(Address of principal executive offices)

The Phoenix Companies, Inc. Savings and Investment Plan
(Full title of the plan)

Tracy L. Rich, Esq. Executive Vice President and General Counsel The Phoenix Companies, Inc. One American Row Hartford, Connecticut 06102-5056 (860) 403-5000
(Name and address of agent for service)

CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be registered	Proposed maximum offering price per share (1)	Proposed maximum aggregate offering price (1)	Amount of registration fee (1)
Common Stock par value, $.01 per share	5,000,000 shares	$12.43	$62,150,000	$7,315.06

(1)

Pursuant to Rule 457(h) under the Securities Act of 1933, the proposed maximum offering price per share, the proposed maximum aggregate offering price and the amount of the registration fee have been computed on the basis of the average of the high and low price per share of Common Stock as reported on the New York Stock Exchange on September 7, 2005.

PART II

INFORMATION REQUIRED IN THE

REGISTRATION STATEMENT

This registration statement on Form S-8 is being filed solely to register additional securities of the same class as other securities for which a registration statement filed on Form S-8 and relating to The Phoenix Companies, Inc. Savings and Investment Plan is effective.  In accordance with General Instruction E on Form S-8, The Phoenix Companies, Inc. hereby incorporates herein by reference the contents of The Phoenix Companies, Inc.’s registration statement on Form S-8 (No. 333-75346) relating to the plan, originally filed with the Securities and Exchange Commission on December 18, 2001.

Item 8.  Exhibits

The following exhibits are incorporated herein by reference as indicated or filed herewith.

Exhibit No.	Description
5	Opinion of Tracy L. Rich, Executive Vice President and General Counsel of the Company, as to the legality of the securities registered hereby, including the consent of such counsel.
8.1	Internal Revenue Service determination letter that The Phoenix Companies, Inc. Savings and Investment Plan is qualified under Section 401 of the Internal Revenue Code.
23.1	Consent of PricewaterhouseCoopers LLP.
23.2	Consent of Tracy L. Rich, Executive Vice President and General Counsel of the Company (included in Exhibit 5).

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Hartford, State of Connecticut, on September 8, 2005.

THE PHOENIX COMPANIES, INC.

By:	/s/ Dona D. Young
Name:	Dona D. Young

Title:      President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed on September 8, 2005 by the following persons in the capacities indicated below.

/s/ Dona D. Young Dona D. Young, President, Chief Executive Officer and Chairman	/s/ Sanford Cloud, Jr. Sanford Cloud, Jr. Director
/s/ Michael E. Haylon Michael E. Haylon, Executive Vice President and Chief Financial Officer	/s/ Gordon J. Davis Gordon J. Davis Director
/s/ Katherine P. Cody Katherine P. Cody Chief Accounting Officer	/s/ John H. Forsgren John H. Forsgren Director
/s/ Sal H. Alfiero Sal H. Alfiero Director	/s/ Ann Maynard Gray Ann Maynard Gray Director
/s/ Martin N. Baily Martin N. Baily Director	/s/ John E. Haire John E. Haire Director
/s/ Jean S. Blackwell Jean S. Blackwell Director	/s/ Jerry J. Jasinowski Jerry J. Jasinowski Director
/s/ Peter C. Browning Peter C. Browning Director	/s/ Thomas S. Johnson Thomas S. Johnson Director
/s/ Arthur P. Byrne Arthur P. Byrne Director

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